Exhibit 99.1

ARES CAPITAL CORPORATION RECEIVES INVESTMENT GRADE RATINGS
FROM MOODY’S AND STANDARD & POOR’S

New York, NY — July 31, 2007 — Ares Capital Corporation (NASDAQ: ARCC) announced today that Moody’s Investors Service assigned it a long-term issuer rating of Baa3 and Standard & Poor’s Ratings Service assigned it a long-term counterparty credit rating of BBB.  Earlier today, Moody’s and Standard & Poor’s issued statements announcing the issuance of these ratings and discussing the underlying analyses.

“We are extremely pleased with the ratings assigned to us by Moody’s and Standard & Poor’s and believe that they are a reflection of our strategy, people and processes as well as the credit quality and investment performance of our portfolio,” said President Michael Arougheti.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a specialty finance company that is a closed-end, non-diversified management investment company regulated as a business development company under the Investment Company Act of 1940. Its investment objective is to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component, and, to a lesser extent, in equity investments in private U.S. middle market companies.
FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Capital Corporation undertakes no duty to update any forward-looking statements made herein.

AVAILABLE INFORMATION

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescapitalcorp.com.

CONTACT

Alison Sternberg
Ares Capital Corporation
(310) 201-4228